UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

EveryWare Global, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, John K. Sheppard, Chief Executive Officer, President and a director of EveryWare Global, Inc. (the “Company”), left the Company effective immediately.

Effective upon Mr. Sheppard’s resignation, the board of directors of the Company (the “Board”) appointed Samie A. Solomon as Interim Chief Executive Officer of the Company.

Mr. Solomon, 54, has more than 20 years of leadership experience in branded consumer, multi-channel businesses. From 2011 to 2012, Mr. Solomon served as President of the Tools, Paint and Hardware Division and Senior Vice President of Sears Holdings. Prior to joining Sears, Mr. Solomon was President and Chief Executive Officer of The Coleman Company, Inc. from 2005 until 2011. Prior to that, Mr. Solomon served as Chief Financial Officer, Waukesha Electric Systems Division of SPX Corporation. Prior to joining SPX Corporation, Mr. Solomon served as the Chief Financial Officer, Treasurer and Vice President Marketing, Residential and Commercial Division of Kidde, Plc. from 1998 to 2003.

Mr. Solomon entered into an employment agreement with the Company on February 21, 2014. The Employment Agreement has an initial term ending August 24, 2014. Following the conclusion of the initial term, the Board and Mr. Solomon may extend the term of the Employment Agreement under mutually acceptable terms and conditions or the Board may consider Mr. Solomon for the position of permanent Chief Executive Officer under terms and conditions to be negotiated at that time. Mr. Solomon’s initial base salary under the Employment Agreement is $45,000 per month.

The Employment Agreement provides that if Mr. Solomon’s employment is terminated for any reason, Mr. Solomon or his estate, as the case may be, will receive (i) any unpaid base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with the Company’s policy and (iv) all other payments, benefits or fringe benefits to which Mr. Solomon is will be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or grant, in each case in accordance with their terms. If Mr. Solomon is terminated by the Company (other than for Mr. Solomon’s material breach of the Employment Agreement or a Company policy) in the first three calendar months following the start of his employment, Mr. Solomon will be entitled to a termination payment equal to the excess of (A) $135,000 over (B) the total amount of salary actually received by Mr. Solomon.

There are no arrangements or understandings between Mr. Solomon and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no transactions between the Company and Mr. Solomon that would require disclosure under Item 404(a) of Regulation S-K. No family relationship exists between Mr. Solomon and any other director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and Samie A. Solomon, dated February 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVERYWARE GLOBAL, INC.

Date: February 25, 2014	By:	/s/ Bernard Peters
	Name:	Bernard Peters
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between the Company and Samie A. Solomon, dated February 21, 2014.